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                                                                 EXHIBIT 10.24.1

                               FIRST AMENDMENT TO
                        RESTRICTED STOCK AWARD AGREEMENT
                        --------------------------------

         FIRST AMENDMENT TO RESTRICTED STOCK AWARD AGREEMENT (the "First Amendment"), effective as of the 18th day of March, 1999, between FirstMerit Corporation, an Ohio Corporation (the "Company"), and Sid A. Bostic (the "Grantee").

                                R E C I T A L S:

         A. The Company and the Grantee entered into a Restricted Stock Award Agreement, dated as of February 1, 1998, (the "Award Agreement") concerning the issuance to Grantee of a restricted stock award of the Company's common stock, no par value ("Common Stock") pursuant to the provisions of the FirstMerit Corporation 1997 Stock Plan (the "Plan"). Capitalized terms used herein shall have the meanings ascribed to them in the Award Agreement and the Plan unless otherwise specifically indicated in this First Amendment.

         B. Paragraph O of Article IV of the Plan provides that the Company may amend the terms of any Award previously granted under the Plan, regardless of whether such amendment is prospective or retrospective.

         C. The Company desires to amend the Award Agreement to change the limitation on the number of Award Shares that may become unrestricted as the result of the occurrence of a Change of Control and the application of Section 280G of the Internal Revenue Code of 1986 (the "Code").

         IN CONSIDERATION OF THE FOREGOING and good and valuable consideration, the receipt of which is hereby acknowledged by both the Company and the Grantee, the Company and Grantee mutually agree that the Award Agreement is hereby amended, effective as of March 18, 1999, as follows:

                  1.       The following Section 11 is added to the Award
                           Agreement:

                           11. LIMITATION ON BENEFITS. Notwithstanding any provision of this Agreement or the Plan to the contrary, if the compensation and benefits provided to the Grantee pursuant to this Agreement, either alone or with other compensation and benefits received by the Grantee from the Company, constitute Parachute Payments, then the compensation and benefits payable to the Grantee pursuant to this Agreement, and under any other employment agreement to which the Grantee is party or employee benefit plan or program in which the Grantee is participating, shall be reduced if, and only to the extent that, a reduction will allow the Grantee to receive a greater Net After Tax Amount than the Grantee would receive absent a reduction. The following steps shall be followed in implementing the provisions of this Section 11:

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                  (a) The Accountant shall first determine the total amount of the Parachute Payments and the Net After Tax Amount of such Parachute Payments.

                  (b) Next, the Accountant shall determine the amount of the Grantee's Reduced Parachute Payments and the Net After Tax Amount of such Reduced Parachute Payments.

                  (c) If the Accountant determines that the Net After Tax Amount of the Reduced Parachute Payments is greater than the Net After Tax Amount of the total Parachute Payments, the Grantee shall receive the Reduced Parachute Payments. If the Accountant determines that the Net After Tax Amount of the total Parachute Payments is greater than or equal to the Net After Tax Amount of the Reduced Parachute Payments, the Grantee shall receive the total Parachute Payments. If the Accountant determines that the Grantee's Parachute Payments should be reduced to an amount equal to the Reduced Parachute Payments, the Company shall give prompt notice to that effect to the Grantee with a copy of the Accountant's calculations. The Grantee may then elect, in his sole discretion, within ten (10) days after his receipt of such notice, which and how much of the Parachute Payments, including without limitation Award Shares granted to the Grantee pursuant to this Agreement, shall be eliminated or reduced to arrive at the amount of the Reduced Parachute Payments. If the Grantee does not make an election within such ten-day period, the Company shall, in its sole discretion, make the election to reduce the Parachute Payments, including the Award Shares granted to the Grantee pursuant to this Agreement, to arrive at the amount of the Reduced Parachute Payments and shall notify the Grantee promptly thereof. All determinations made by the Accountant pursuant to this Section 11 shall be binding upon the Company and the Grantee and shall be made within sixty (60)days after the occurrence of a Change of Control.

                  (d) The following definitions shall apply for purposes of this
         Section 11:

                           (1) "Accountant" means the accounting firm approved
                  by the Company's shareholders as the Company's independent auditor

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                  immediately prior to the occurrence of a Change of Control.

                           (2) "Parachute Payment" means a payment that is
                  described in Code Section 280G(b)(2) (without regard to whether the aggregate present value of such payment exceeds the limit prescribed in Code Section 280G(b)(2)(A)(ii)). The amount of any Parachute Payment shall be determined in accordance with Code Section 280G and the regulations promulgated thereunder, or, in the absence of final regulations, the proposed regulations promulgated under Code
                  Section 280G.

                           (3) "Net After Tax Amount" means the amount of any
                  Parachute Payments or Reduced Parachute Payments, as applicable, net of the taxes imposed under Code Sections 1, 3101(b) and 4999 and any state or local income taxes applicable to the Grantee as in effect on the date of the occurrence of a Change of Control. The determination of the Net After Tax Amount shall be made using the highest combined effective rates of the taxes described in the preceding sentence imposed on income of the same character as the Parachute Payments or Reduced Parachute Payments, as applicable, in effect for the year for which the determination is made.

                           (4) "Reduced Parachute Payments" means the largest
                  amount of Parachute Payments that may be paid to the Grantee without liability for any excise tax under Code Section 4999.

         2. Except as expressly modified by the provisions of this First Amendment, the other provisions of the Award Agreement shall remain in full force and effect.

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                            [Signature page follows]


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         IN WITNESS WHEREOF, the Company and the Grantee have duly executed this
First Amendment this 20th day of April, 1999.

                                             FIRSTMERIT CORPORATION

                                             By: /s/ John R. Cochran
                                                --------------------------------
                                             Its:   Chairman
                                                 -------------------------------

                                             /s/ Sid A. Bostic
                                             -----------------------------------
                                             Sid A. Bostic



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